Exhibit 2.1 / AMENDMENT 2 TO FORM A
FORM A
Amendment No. 2

STATEMENT REGARDING THE ACQUISITION OF CONTROL OF
OR MERGER WITH A DOMESTIC INSURER

Filed with the Office of the Commissioner of Insurance
State of Wisconsin

PHYSICIANS INSURANCE COMPANY OF WISCONSIN, INC.

BY

PROASSURANCE CORPORATION

Filed with the insurance department of Wisconsin

Dated: February 16, 2006

Name, Title, Address and Telephone Number of Individual to Whom Notices and Correspondence Concerning This Statement Should Be Addressed:

Victor T. Adamo, Esq, CPCU President ProAssurance Corporation 100 Brookwood Place, Suite 300 Birmingham, Alabama 35209 (205) 877-4470	William T. Montei President Physicians Insurance Company of Wisconsin, Inc. 1002 Deming Way Madison, Wisconsin 53717 (608) 831-8331

with copies to:

Jon C. Nordenberg Boardman Suhr Curry & Field LLP One South Pinkney Street, 4th Floor P.O. Box 927 Madison, Wisconsin 53701 (608) 257-9521	Jeffrey B. Bartell William J. Toman Quarles & Brady LLP One South Pinckney St., Suite 600 Madison, Wisconsin 53703 (608) 251-5000

and

Jack P. Stephenson Burr & Forman LLP 3100 Southtrust Tower 420 North 20th Street Birmingham, Alabama 35203 (205) 458-5201

Page 1, AMENDMENT 2 TO FORM A

Exhibit 2.1 / AMENDMENT 2 TO FORM A

ITEM 1.     INSURER AND METHOD OF ACQUISITION

The Agreement and Plan of Merger was amended on February 14, 2006 to provide for, among other things, the bylaws of Physicians Merger Corporation to be the bylaws of the surviving company. A copy of the First Amendment to Agreement and Plan of Merger dated February 14, 2006 is attached as Exhibit A1. The surviving bylaws will eliminate the classified board of directors of PIC Wisconsin and will conform to the standard form bylaws of other ProAssurance subsidiaries, as permitted by Wisconsin law. A copy of the Physicians Merger Corporation Bylaws are attached as Exhibit A2.

ProAssurance filed the S-4 registration statement with the Securities and Exchange Commission on February 15, 2006. A copy of the S-4 is attached as Exhibit L.

ITEM 2.    IDENTITY AND BACKGROUND OF THE APPLICANT

(c)     Organizational Chart:

Physicians Merger Corporation was formed on February 10, 2006. Please see the attached organizational chart. Exhibit B2.

ITEM 12.    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibit A1	First Amendment to Agreement and Plan of Merger dated February 14, 2006
	Exhibit A2	Physicians Merger Corporation Bylaws
	Exhibit B2	Revised Organizational Chart with Physicians Merger Corporation
	Exhibit L	S-4 Registration Statement as filed with the SEC on February 15, 2006

Page 2, AMENDMENT 2 TO FORM A

Exhibit 2.1 / AMENDMENT 2 TO FORM A

ITEM 13.    SIGNATURE AND CERTIFICATION

SIGNATURE

Pursuant to the requirements of ch. Ins. 40, Wis. Adm. Code, ProAssurance Corporation has caused this application to be duly signed on its behalf in the city of Birmingham, and the state of Alabama on the 16th day of February, 2006.

(SEAL)

ProAssurance Corporation

BY:	/s/ Victor T. Adamo
ITS:	President

Attest:

/s/ Edward L. Rand
BY:	Senior Vice President

CERTIFICATION

The undersigned deposes and says that he has duly executed the attached application dated February 16, 2006 for and on behalf of ProAssurance Corporation; that he is the President of such company and that he is authorized to execute and file such instrument.

Deponent further says that he is familiar with the instrument and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

/s/ Victor T. Adamo
President

Subscribed and sworn to this

16th day of February, 2006

/s/ Kathryn A. Neville
Notary Public: Kathryn A. Neville
My Commission Expires on: 3/12/06

Page 3, AMENDMENT 2 TO FORM A